Exhibit 10.6

Employment Agreement

Entered into and effective as of between Sino Shipping Holdings Inc (Company) and Shaobin Ji (Employee).

1. Term of Employment

The term of Employee’s employment pursuant to this Agreement (the “Term”) shall begin on November 12, 2009, and shall end on November 11, 2011, subject to the provisions of this Agreement providing for earlier termination of Employee’s employment in certain circumstances.

2. Position

Company hereby employs Employee as the Vice President to render full-time services in an executive capacity to Company and to the subsidiaries of Company engaged and in connection therewith to devote his best effort to the affairs of the Company and to perform such duties as Employee shall reasonable be directed to perform by officers of the Company.

Employee hereby accepts such employment and agrees to render such services. Employee agrees to render such services at Company’s office, but Employee will travel on temporary trips to such other place or places as may be required from time to time to perform his duties hereunder.

3. Labor protection

Company shall provide healthy and safe working environment in accordance with national regulations to protect Employee from danger and hurt when working.

Company shall provide necessary labor protection tools to Employee according to regulations and actual needs.

4. Education and Training

Company is responsible for any training related with business moral, operation techniques, production safety and regulation, etc. Employee shall accomplish work in accordance with Company regulations and Company instruction and assignments.

5. Working time

40 hours per week in accordance with Company policies.

Employee shall have the right to enjoy legal holidays, official holidays and other paid leaves, etc.

Company shall provide Employee with overtime compensation in accordance with company policies.

6. Compensation

As compensation for all services to be rendered pursuant to this Agreement to or at the request of Company, Company agrees to pay Employee a basic salary at the rate of RMB7,000 per month. Probation a month.

Company shall pay or reimburse Employee for all necessary and reasonable expenses incurred or paid by Employee in connection with the performance of services under this Agreement upon presentation of expense statements or vouchers or such other supporting information as it from time to time requests evidencing the nature of such expense, and, if appropriate, the payment thereof by Employee, and otherwise in accordance with Company procedures from time to time in effect.

The Salary set forth hereinabove shall be payable on 10th of every month, in accordance with the regular payroll practices of the Company for executives. All payments hereunder shall be subject to the provisions hereof.

7. Insurance and welfare treatment

During the Term, Employee shall be entitled to participate in any group insurance, qualified pension, hospitalization, medical health and accident, disability, or similar plan or program of the Company now existing or hereafter established to the extent that he is eligible under the general provisions thereof. Notwithstanding anything herein to the contrary, however, Company shall have the right to amend or terminate any such plans or programs.

8. Labor Discipline

Employee shall abide by national laws, regulations and Company policies.

Employee shall abide by working procedures, Non-disclosure regulations etc.

If Employee seriously violate labor disciplines or the rules and regulations of the Company, Company shall give punishments etc to Employee until the Employment Agreement is terminated.

9. Termination of the Agreement

Both parties may terminate the Agreement via mutual consultation.

Company may at any time during the Term, terminate the Agreement, the following acts during the Term shall constitute grounds for termination of employment hereunder:

(1) Found disqualified during probation period;

(2) Material breach of covenants contained in this Agreement; Repeated or continuous failure, neglect, or refusal to perform Employee’s duties hereunder.

(3) Any willful and intentional act having the effect of injuring the reputation, business, business relationships of Company or its affiliates;

(4) Conviction of or entering a plea of nolo contendere to a charge of a felony or a misdemeanor involving moral turpitude;

(5) Other situations regulated by Law.

Company may terminate the employment of Employee by giving 30 day’s written notice to Employee, the following acts during the Term shall constitute grounds for termination of employment hereunder:

(1) Employee was illness or industrial injury, after medical treatment term who can’t do the same work as before and other work by Part A give.;

(2) Employee shall be disqualified for Employee’s usual duties after training or rearrangement of the working position;

(3) If the objective conditions on which the Employment Agreement is based change so significantly that the original Employment Agreement can not be carried out, and both parties won’t reach any agreement upon modifying the contract;

(4) Company facing bankruptcy during the Statutory streamlining period.

Employee may terminate the Employment Agreement at any time during the Term for following acts:

(1) During the probation period;

(2) Company compels the employee to work by force, threat or illegally restricting the personal freedom of the employee;

(3) Failure on the part of Company to pay labor remuneration or to provide working conditions as agreed upon in the labor contract.

(4) Employee may terminate the Employment Agreement on 30 day’s written notice for other situations.

Company shall not terminate the Employment Agreement for the following acts:

(1) Employee was illness or industrial injury during the medical treatment term;

(2) In line with national policy, during marriage, during pregnancy, maternity leave and breast-feeding period;

(3) Other situations regulated by Law, regulations.

The Employment Agreement terminates for the following acts:

(1) The Term of the Employment Agreement expires;

(2) Mutually agreed by both parties;

(3) Company bankruptcy, dissolved or revoked;

(4) Retirement, demission, death of the Employee.

10. Other issues mutually agreed by both parties

Employee in special positions should give 6 months’ written notice before terminate the Employment Agreement and do offer to train replacement.

If Employee resigned due to personal reasons, Employee shall compensate for the training fee he/she received during the term and return his/her salary for the last three month.

If Employee terminates in advance, he/she shall return any commercial insurance Company purchased for him/her.

11. Responsibilities for violating the Employment Agreement

If the act caused economic losses, each party shall bear the liability for compensation.

12. Labor Disputes

If labor dispute occurs, both parties shall resolve it through consultation.

In case no settlement can be reached through consultation, the parties can apply for arbitration to the local labor dispute conciliation committee established, if any.

The party that has objections to a ruling can raise a lawsuit with a peoples court within 15 days after receiving the ruling.

13. Others

This agreement is in duplicate with both parties herein holding one copy each having equal legal effect. The Agreement shall enter into force upon signature by both parties.

The parties may dissolve the Agreement upon consensus through consultation or supplementary agreement with equal legal effect according to Labor Law and relevant regulations.

In case of any inconsistency, the national law and regulation shall prevail.

[Name of Company]

By

Title

Date

[Name of Employee]

Date